UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2007
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51838	33-1117834
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

800 Second Avenue, 5th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Approval of Stock Option Grant
     On October 24, 2007, and pursuant to approval obtained at a meeting of the board of directors of Global Traffic Network, Inc. (the “Company”) held October 24, 2007, the Company granted Mr. William Pezzimenti a stock option to purchase up to 10,000 shares of the Company’s common stock at an exercise price equal to $6.68 per share, which was the closing price of the Company’s common stock on the date of grant. The option vests over three years with 3,334 shares vesting on October 24, 2008 and 3,333 shares vesting on each of October 24, 2009 and 2010. Mr. Pezzimenti serves as President and Director of The Australia Traffic Network Pty Ltd., the wholly-owned subsidiary of the Company that conducts the Company’s Australian business operations.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc.
Date: October 26, 2007	By:	/s/ Scott E. Cody
Scott E. Cody,
Chief Operating Officer and
Chief Financial Officer